EX-99.B(d)wrimafee

                  EXHIBIT A TO INVESTMENT MANAGEMENT AGREEMENT

                              _______________, INC.

                                  FEE SCHEDULES

A cash fee computed each day on net asset value for each Fund at the annual rates listed below:*

Asset Strategy Fund

Net Assets                                         Fee
----------                                         ---

Up to $1 billion                                   0.70% of net assets

Over $1 billion and up to $2 billion               0.65% of net assets

Over $2 billion and up to $3 billion               0.60% of net assets

Over $3 billion                                    0.55% of net assets

High Income Fund

Net Assets                                         Fee
----------                                         ---

Up to $500 million                                 0.625% of net assets

Over $500 million and up to $1 billion             0.60% of net assets

Over $1 billion and up to $1.5 billion             0.55% of net assets

Over $1.5 billion                                  0.50% of net assets

International Growth Fund

Net Assets                                         Fee
----------                                         ---

Up to $1 billion                                   0.85% of net assets

Over $1 billion and up to $2 billion               0.83% of net assets

Over $2 billion and up to $3 billion               0.80% of net assets

Over $3 billion                                    0.76% of net assets
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Large Cap Growth Fund

Net Assets                                         Fee
----------                                         ---

Up to $1 billion                                   0.70% of net assets

Over $1 billion and up to $2 billion               0.65% of net assets

Over $2 billion and up to $3 billion               0.60% of net assets

Over $3 billion                                    0.55% of net assets

Limited-Term Bond Fund

Net Assets                                         Fee
----------                                         ---

Up to $500 million                                 0.50% of net assets

Over $500 million and up to $1 billion             0.45% of net assets

Over $1 billion and up to $1.5 billion             0.40% of net assets

Over $1.5 billion                                  0.35% of net assets

Mid Cap Growth Fund*

Net Assets                                         Fee
----------                                         ---

Up to $1 billion                                   0.85% of net assets

Over $1 billion and up to $2 billion               0.83% of net assets

Over $2 billion and up to $3 billion               0.80% of net assets

Over $3 billion                                    0.76% of net assets

Money Market Fund

A cash fee computed each day on net asset value for the Fund at the annual rate of 0.40% of net assets.


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Municipal Bond Fund

Net Assets                                         Fee
----------                                         ---

Up to $500 million                                 0.525% of net assets

Over $500 million and up to $1 billion             0.50% of net assets

Over $1 billion and up to $1.5 billion             0.45% of net assets

Over $1.5 billion                                  0.40% of net assets

Science and Technology Fund

Net Assets                                         Fee
----------                                         ---

Up to $1 billion                                   0.85% of net assets

Over $1 billion and up to $2 billion               0.83% of net assets

Over $2 billion and up to $3 billion               0.80% of net assets

Over $3 billion                                    0.76% of net assets

Small Cap Growth Fund

Net Assets                                         Fee
----------                                         ---

Up to $1 billion                                   0.85% of net assets

Over $1 billion and up to $2 billion               0.83% of net assets

Over $2 billion and up to $3 billion               0.80% of net assets

Over $3 billion                                    0.76% of net assets

Tax-Managed Equity Fund

Net Assets                                         Fee
----------                                         ---

Up to $1 billion                                   0.65% of net assets

Over $1 billion and up to $2 billion               0.60% of net assets

Over $2 billion and up to $3 billion               0.55% of net assets


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Over $3 billion                                    0.50% of net assets

Total Return Fund

Net Assets                                         Fee
----------                                         ---

Up to $1 billion                                   0.70% of net assets

Over $1 billion and up to $2 billion               0.65% of net assets

Over $2 billion and up to $3 billion               0.60% of net assets

Over $3 billion                                    0.55% of net assets


* If a Fund's net assets are less than $25 million, Waddell & Reed Investment Management Company has agreed to voluntarily waive the management fee, subject to its right to change or modify this waiver.


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As Amended and Effective June 30, 2000.


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